[NITTANY FINANCIAL CORP. LOGO]






April 25, 2003

Dear Stockholder:

         On behalf of the Board of Directors and management of Nittany Financial Corp. (the "Company"), we cordially invite you to the 2003 Annual Meeting of Stockholders to be held at Nittany Bank's Financial Center, located at 2541 East College Avenue, State College, Pennsylvania, on Friday, May 23, 2003, at 10:00 a.m., local time. As indicated in the enclosed 2002 Annual Stockholders Report, 2002 was another record year for asset growth, increased earnings and the trading price of our common stock. The attached Notice of Annual Meeting and Proxy Statement describe the formal business of the Annual Meeting. During the Annual Meeting, we will report on the operations of the Company. Directors and officers of the Company, as well as a representative of S.R. Snodgrass, A.C., our independent certified public accountants, will be present to respond to any questions stockholders may have.

         You will be asked to elect two directors and to ratify the appointment of the Company's independent accountants for the fiscal year ending December 31, 2003. The Board of Directors has approved each of these proposals and recommends that you vote FOR them.

         We encourage you to read the enclosed proxy statement and sign and return your enclosed proxy card as promptly as possible, even if you plan to attend the Annual Meeting, because a failure to do so could cause a delay in the Annual Meeting and additional expense to the Company. A postage-paid return envelope is provided for your convenience. This will not prevent you from voting in person, but it will assure that your vote will be counted if you are unable to attend the Annual Meeting. If you do decide to attend the Annual Meeting and want to change your vote, you will be able to do so. However, if you are a stockholder whose shares are not registered in your own name (i.e., held in "Street Name"), you will need additional documentation from your recordholder to vote personally at the Annual Meeting. If you plan to attend the Annual Meeting, please let us know by marking the appropriate box on the proxy card.


            Sincerely,                     Sincerely,


            /s/ Samuel J. Malizia          /s/David Z. Richards, Jr.
            --------------------------     -------------------------------------
            Samuel J. Malizia              David Z. Richards, Jr.
            Chairman of the Board          President and Chief Executive Officer

--------------------------------------------------------------------------------

                             NITTANY FINANCIAL CORP.
                             116 EAST COLLEGE AVENUE
                        STATE COLLEGE, PENNSYLVANIA 16801
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                  NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 23, 2003
--------------------------------------------------------------------------------



NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Nittany Financial Corp. (the "Company"), the holding company of Nittany Bank (the "Bank"), will be held at the Bank's Financial Center, located at 2541 East College Avenue, State College, Pennsylvania, on Friday, May 23, 2003, at 10:00 a.m., local time, for the following purposes:

1.       To elect two directors of the Company;

2. To ratify the appointment of S.R. Snodgrass, A.C. as independent accountants of the Company for the fiscal year ending December 31, 2003;

all as set forth in the Proxy Statement accompanying this notice, and to transact such other business as may properly come before the Meeting and any adjournments. The Board of Directors is not aware of any other business to come before the Meeting. Stockholders of record at the close of business on March 31, 2003 are the stockholders entitled to vote at the Meeting and any adjournments thereof.

         A copy of the Company's Annual Report for the year ended December 31, 2002 is enclosed.

         YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WE ENCOURAGE YOU TO VOTE BY PROXY SO THAT YOUR SHARES WILL BE REPRESENTED AND VOTED AT THE MEETING EVEN IF YOU CANNOT ATTEND. ALL STOCKHOLDERS OF RECORD CAN VOTE BY WRITTEN PROXY CARD. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE PERSONALLY AT THE MEETING.

                                            BY ORDER OF THE BOARD OF DIRECTORS


                                            /s/William A. Jaffe
                                            ------------------------------------
                                            William A. Jaffe
                                            Secretary

State College, Pennsylvania
April 25, 2003

--------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 PROXY STATEMENT
                                       OF
                             NITTANY FINANCIAL CORP.
                             116 EAST COLLEGE AVENUE
                        STATE COLLEGE, PENNSYLVANIA 16801
--------------------------------------------------------------------------------
                       2003 ANNUAL MEETING OF STOCKHOLDERS
                                  May 23, 2003
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                     GENERAL
--------------------------------------------------------------------------------


         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Nittany Financial Corp. (the "Company"), the holding company of Nittany Bank (the "Bank") to be used at the Annual Meeting of Stockholders of the Company which will be held at the Bank's Financial Center, located at 2541 East College Avenue, State College, Pennsylvania, on Friday, May 23, 2003, 10:00 a.m., local time (the "Meeting"). The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are being first mailed to stockholders on or about April 25, 2003.

         All properly executed written proxies that are delivered pursuant to this proxy statement will be voted on all matters that properly come before the Meeting for a vote. If your signed proxy specifies instructions with respect to matters being voted upon, your shares will be voted in accordance with your instructions. If no instructions are specified, your shares will be voted (a) FOR the election of the directors named in Proposal 1; (b) FOR Proposal 2 (ratification of independent public accountants); and (c) in the discretion of the proxy holders, as to any other matters that may properly come before the Meeting (including any adjournment). Your proxy may be revoked at any time prior to being voted by: (i) filing with the Corporate Secretary of the Company (William A. Jaffe, 116 East College Avenue, State College, Pennsylvania 16801) written notice of such revocation, (ii) submitting a duly executed proxy bearing a later date, or (iii) attending the Meeting and giving the Secretary notice of your intention to vote in person.

--------------------------------------------------------------------------------
                         VOTING STOCK AND VOTE REQUIRED
--------------------------------------------------------------------------------

         The Board of Directors has fixed the close of business on March 31, 2003, as the record date for the determination of stockholders who are entitled to notice of, and to vote at, the Meeting. On the record date, there were 1,403,225 shares of the Company's common stock outstanding (the "Common Stock"). Each stockholder of record on the record date is entitled to one vote for each share held. The presence in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. With respect to any matter, any shares for which a broker indicates on the proxy that it does not have discretionary authority as to such shares to vote on such matter (the "Broker Non-Votes") will not be considered present for purposes of determining whether a quorum is present. In the event there are not sufficient votes for a quorum or to ratify any proposals at the time of the Meeting, the Meeting may be adjourned in order to permit the further solicitation of proxies.

         As to the election of directors, the proxy being provided by the Board enables a stockholder to vote for the election of the nominees as submitted as Proposal 1, proposed by the Board, or to withhold authority to vote for the nominees being proposed. Directors are elected by a plurality of votes of the shares present in person or represented by proxy at a meeting and entitled to vote in the election of directors.

         As to the ratification of independent auditors as set forth in Proposal 2, by checking the appropriate box, a stockholder may: vote "FOR" the item, (ii) vote "AGAINST" the item, or (iii) vote to "ABSTAIN" on such item. Unless otherwise required by law, Proposal 2 and any other matters shall be determined by a majority of votes cast affirmatively or negatively without regard to (a) Broker-Non Votes or (b) proxies marked "ABSTAIN" as to that matter.

--------------------------------------------------------------------------------
                                PRINCIPAL HOLDERS
--------------------------------------------------------------------------------


         Persons and groups owning in excess of 5% of the Common Stock are required to file certain reports regarding such ownership pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"). The following table sets forth, as of the record date, persons or groups who own more than 5% of the Common Stock. Other than as noted below, management knows of no person or group that owns more than 5% of the outstanding shares of Common Stock at the record date.

                                                                       Percent of Shares  of
                                           Amount and Nature of            Common Stock
Name and Address of Beneficial Owner(1)    Beneficial Ownership (2)        Outstanding(%)
---------------------------------------    ------------------------        --------------

David K. Goodman, Jr.                             122,781                        8.7%
Samuel J. Malizia                                 153,480                       10.7%
J. Garry McShea                                   112,562                        8.0%
Donald J. Musso                                    79,007                        5.6%


--------------------
(1) The address of each beneficial owner is 116 East College Avenue, State College, Pennsylvania 16801. (2) See "Proposal I - Election of Directors."

--------------------------------------------------------------------------------
             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
--------------------------------------------------------------------------------

         Section 16(a) of the 1934 Act requires the Company's directors, executive officers, and beneficial owners of more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership of their equity securities of the Company with the Securities and Exchange Commission and to furnish the Company with copies of such reports. To the best of the Company's knowledge, all of the filings by the Company's directors and executive officers were made on a timely basis. The Company is not aware of any other persons who may have failed to file on a timely basis any required report.

--------------------------------------------------------------------------------
                       PROPOSAL 1 - ELECTION OF DIRECTORS
--------------------------------------------------------------------------------


         The amended articles of incorporation (the "Articles of Incorporation") requires that directors be divided into four classes, as nearly equal in number as possible, each class to serve for a four year period, with approximately one-fourth of the directors elected each year. The Board of Directors currently consists of seven members, each of whom also serves as a director of the Bank. Two directors will be elected at the Meeting, each to serve for a four-year term or until his successor has been elected and qualified.

         J. Garry McShea and D. Michael Taylor (the "Nominees") have been nominated by the Board of Directors to serve as directors. The Nominees are currently members of the Board and have been nominated for four-year terms to expire in 2007.

         The persons named as proxies in the enclosed proxy card intend to vote for the election of the Nominees, unless the proxy card is marked to indicate that such authorization is expressly withheld. Should the Nominees withdraw or be unable to serve (which the Board of Directors does not expect) or should any other vacancy occur in the Board of Directors, it is the intention of the persons named in the enclosed proxy card to vote for the election of such persons as may be recommended to the Board of Directors by the Nominating Committee of the Board. If there are no substitute nominees, the size of the Board of Directors may be reduced.

         The following table sets forth information with respect to the Nominees and the other sitting directors, including for each their name, age, the year they first became a director of the Company, the expiration date of their current term as a director, and the number and percentage of shares of the Common Stock beneficially owned. Beneficial ownership of executive officers and directors of the Company, as a group, is also set forth under this caption.

                                                                                          Shares of Common
                                                      Year First          Current        Stock Beneficially
                                                      Elected or          Term to           Owned as of            Percent
         Name and Title               Age(1)           Appointed          Expire         March 31, 2003(2)        Owned (%)
         --------------               ------           ---------          -------        -----------------        ---------

                                          BOARD NOMINEES FOR TERMS TO EXPIRE IN 2007

J. Garry McShea
Director                                48               1999              2003               112,562                8.0%

D. Michael Taylor
Director                                61               1998              2003                29,466                2.1%

                                                DIRECTORS CONTINUING IN OFFICE

David K. Goodman, Jr.
Director                                49               1999              2004               122,781                8.7%

William A. Jaffe
Director and Secretary                  64               1997              2004                27,631                2.0%

Donald J. Musso
Director                                43               1997              2005                79,007                5.6%

Samuel J. Malizia
Chairman of the Board                   48               1997              2006               153,480               10.7%

David Z. Richards, Jr.
President, Chief Executive              42               1997              2006                44,101                3.1%
Officer and Director

                                        NAMED EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Richard C. Barrickman
Senior Vice President                   51                --                --                 26,397                1.9%

John E. Arrington
Vice President                          38                --                --                 23,440                1.7%

                                    CERTAIN OTHER EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Scott R. Lamb
Vice President                          40                --                --                  6,567                 *

Gary M. Bradley
Vice President and Chief                51                --                --                  1,000                 *
Accounting Officer

All directors and executive
officers of the Company as a                                                                  626,432               39.7%
group (11 persons)

------------------------
(1)  At December 31, 2002.
(2) The share amounts include shares of Common Stock that the following persons have a right to purchase pursuant to exercisable stock options within 60 days of the record date, as follows: Samuel J. Malizia - 35,041 shares, David Z. Richards, Jr.- 36,057 shares, J. Garry McShea - 11,106 shares, D. Michael Taylor- 11,862 shares, David K. Goodman, Jr.- 11,729 shares, William A. Jaffe - 11,887 shares, Donald J. Musso - 19,508 shares, Richard
     C.  Barrickman  - 17,157,  John E.  Arrington  - 15,705 and Scott R. Lamb -
     4,488.
*    Less than 1% of the outstanding of Common Stock.

Biographical Information

         Set forth below is certain information with respect to the directors, including the Nominees and Executive Officers of the Company.

         Nominees For Directors:

         J. Garry McShea has been owner and founder of the J.G. McShea Construction Company, Boalsburg, Pennsylvania since 1978. McShea Construction specializes in custom home construction, remodeling projects, commercial/residential rental properties and land development. Prior to this, Mr. McShea was employed by Certain Teed Corporation, Valley Forge, Pennsylvania, as a Residential Building Material Specialist. Mr. McShea is a past President and 25 year member of the Builders Association of Central Pennsylvania. He is a Director of the Tussey Mountain Ski Corporation and served on the Harris Township Planning Commission. Mr. McShea received a Bachelor of Science Degree in Marketing from the Pennsylvania State University College of Business.

         D. Michael Taylor is an architect, real estate developer and entrepreneur, who has resided in the State College area for 33 years. Mr. Taylor has a Bachelor of Architecture degree from Kansas State University. Upon graduation, he spent six years in commercial architecture for Phillips Petroleum Company and several years working directly in the construction business. From 1978 to 1988 Mr. Taylor was part owner of Whitehill Lighting and Supply Company and Village Hardware located in State College. From 1988 to present Mr. Taylor has specialized in the design, construction and rental of several office buildings in the State College area.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE ABOVE NOMINEES FOR DIRECTORS.

         Continuing Directors:

         David K. Goodman,  Jr. is the President and Chief Executive  Officer of
D. C. Goodman & Sons, Inc., a Huntingdon based contracting firm. The firm specializes in construction for industry, institutions, and commercial customers in the fields of fire protection sprinkler systems, mechanical, and electrical contracting. Mr. Goodman is a member of the board of directors of Huntingdon County United Way and is an emeritus member of the board of directors of J. C. Blair Memorial Hospital. He is also a member of the Trustee's Council of Juniata College. Mr. Goodman received his education at Juniata College and holds numerous professional memberships in fire protection and contracting organizations.

         William A. Jaffe is the President and owner of The Jaffe Group, a Human Resource Consultancy, headquartered in State College, Pennsylvania, which he established in January 1996. Previously, he was Compensation and Human Resource Practice Leader for the Mid-Atlantic Region of Alexander &

Alexander Consulting Group and a Vice President of Towers Perrin. Mr. Jaffe received his Bachelor of Arts degree in journalism from Penn State University and Master of Science degree in Management from the University of Illinois. He is past President of The Mount Nittany Conservancy, President-Elect of the Penn State College of Communications Alumni Society, and is the past chair of the Penn State Hillel Foundation. He previously served as the chair of the Chamber of Business & Industry of Centre County's Human Resource Committee and is currently a member of its executive committee and board of directors. Additionally, Mr. Jaffe served as an adjunct associate professor at The George Washington University from 1991 to 1995. In 1996, Mr. Jaffe was named a Penn State Alumni Fellow.

         Donald J. Musso is the founder of FinPro, Inc., a consulting and investment banking firm which specializes in providing advisory services nationally to the financial institutions industry. Mr. Musso has a Bachelor of Science in Finance from Villanova University and an MBA in Finance from Fairleigh Dickinson University. Mr. Musso's corporation has represented hundreds of financial institutions nationally in connection with business plans, appraisals, asset liability management, mergers and acquisitions, branch acquisitions and de novo financial institutions. Prior to establishing FinPro, he had direct industry experience, having managed the Corporate Planning and Mergers and Acquisitions departments for Meritor Financial Group, a $20 billion dollar institution in Philadelphia. Prior to that, he was responsible for the banking, thrift and real estate consulting practice in New Jersey for DeLoitte, Haskins and Sells. He is also an instructor of strategic planning and mergers and acquisitions for the Stonier Graduate School of Banking.

         Samuel J. Malizia is the Chairman of the Board and co-founder of the Company and Nittany Bank. Mr. Malizia is a founding partner of the law firm of Malizia Spidi & Fisch, PC, a law firm with offices in Washington, DC and State College, Pennsylvania. For over 23 years, Mr. Malizia has specialized in transactional, securities and regulatory matters for financial institutions and related entities. He received a Bachelor of Science Degree with Distinction in accounting from the Pennsylvania State University and a Juris Doctor Degree from the George Washington University. He served as Attorney Advisor to Special Trial Judge Francis Cantrel at the United States Tax Court and attended the Masters of Law in Taxation program at the Georgetown University where he was associate editor of the Tax Lawyer. He is a member of the Pennsylvania and District of Columbia bars, the U.S. Tax Court, U.S. Claims Court, U.S. Court of Appeals for the District of Columbia and a member of the Federal Bar Association and American Bar Association. He is an alumnus of several Penn State University's organizations, including Lions Paw, Skull and Bones Honor Society, Beta Alpha Psi and Omicron Delta Kappa. He is a member of the board of directors of Mercer Insurance Group, Inc. and Mercer Mutual Insurance Company. He also serves on the board of directors of the Lions Paw Alumni Society, the Mount Nittany Conservancy and the Centre County Theatre for the Performing Arts. Mr. Malizia is also an active member of Our Lady of Victory Catholic Church in State College, Pennsylvania, where he is the Chairman of the Building Fund Raising Campaign and the coach of its school's football team.

         David Z. Richards, Jr. is one of the founders of the Company and Nittany Bank and serves as President and Chief Executive Officer of both entities. Richards began his community banking career in 1977,working part time at the First National Bank of Danville, PA during high school and college. He continued with the bank upon graduation from Susquehanna University with a BS in Finance in 1982 and served the bank in various capacities, including Vice President and Financial Officer. While at the Danville bank, Richards helped to pioneer many new innovations such as the bi-weekly mortgage and began one of the nation's first discount brokerage operations in a community bank. In 1986, Richards became the youngest graduate of the ABA's Stonier Graduate School of Banking. In 1990, he joined the 118 year old Mifflinburg Bank and Trust Company, Mifflinburg, PA ($90 million in assets). As President and CEO of Mifflinburg Bank, the company enjoyed strong growth to approximately $200 million in assets when he left to start Nittany Bank in 1997. Richards has served and chaired various committees for both the Pennsylvania Bankers Association (PBA) and the American Bankers Association (ABA). Currently he is a member of the ABA Community Banking Council and the PBA Governing Council. He has also served as President of LUN Data Inc., a multi-bank owned data processing consortium. He is active in a number of local charitable organizations, including serving as treasurer of the State College Area YMCA and resides in State College with his wife, Jane, and two daughters, Lauren (14) and Meghan (13).

Named Executive Officers Who Are Not Directors:

         Richard C. Barrickman was appointed Senior Vice President of the Company and the Bank upon completion of the formation of the Bank on October 23, 1998. Mr. Barrickman was employed by PNC Bank, N.A. ("PNC") and its predecessors through mergers. Prior to merger with PNC and its predecessors in 1982, Mr. Barrickman was the President of Mt. Nittany Savings and Loan Association. Mr. Barrickman is a native of State College, Pennsylvania.

         John E. Arrington, 38, was appointed Vice President of the Company and Vice President of Retail Banking upon completion of the formation of the Bank on October 23, 1998. He is also President of Nittany Asset Management, Inc. Previously, Mr. Arrington was employed by PNC and its predecessors, serving in a variety of capacities, most recently as Vice President.

Certain Other Executive Officers Who Are Not Directors:

         Scott Lamb, 40, joined the Company and Bank on July 6, 2001 to serve as Vice President and Vice President of Lending, respectively. Previously, Mr. Lamb was a Vice President - Market Manager, of M&T Bank, State College, Pennsylvania.

         Gary M. Bradley, 51, joining the Company and the Bank on February 1, 2002 and serves as the Company's Chief Accounting Officer. Prior to joining the Company he was employed as a Vice President and Auditor of Promistar Financial Corp. He is a Certified Public Accountant licensed in the State of Pennsylvania and a Certified Bank Auditor.

Community Advisory Board of Directors:

         The Bank has created a Community Advisory Board of Directors to help evaluate the needs of the community and to solicit ideas and comments from the business community and general populous. The members of the Community Advisory Board are selected on a yearly basis and meet at least every calendar quarter. The Community Advisory Board serves by an appointment from the Board of Directors of the Bank. Set forth below are the names of the members of the Community Advisory Board along with a brief description of their occupation.

         Craig Avedesian is the President and part-owner of Federal Carbide Co. located in Tyrone, Pennsylvania. Mr. Avedesian is a resident of State College, Pennsylvania.

         D. Patrick Daugherty is the owner of the Tavern Restaurant located in State College, Pennsylvania.

         Dr. Richard Doerfler is in private practice as an orthodontist in State
College,   Pennsylvania.   Dr.   Doerfler  is  a  resident  of  State   College,
Pennsylvania.

         Kelly Grimes is the President and owner of the Wendy's franchise stores located in State College, Pennsylvania. Ms. Grimes is a resident of State College, Pennsylvania.

         Christopher Kunes is the owner of Christopher Kunes General Contractor, State College, Pennsylvania.

         James Meister recently retired as a Special Assistant to the Athletic Director of the Pennsylvania State University, State College, Pennsylvania. He also is a retired vice president of ALCOA. Mr. Meister is a resident of State College, Pennsylvania.

         Lori Pacchioli is the former Director of Marketing and Outreach for Penn State Public Broadcasting, State College, Pennsylvania. Ms. Pacchioli is a resident of State College, Pennsylvania.

         Anne Riley is a member of the Pennsylvania State Board of Trustees and is past president of the Pennsylvania State University Alumni Association, State College, Pennsylvania. Ms. Riley is also a member of the Renaissance board of directors and the Mt. Nittany Conservatory board of directors, State College, Pennsylvania. She is a resident of State College, Pennsylvania.

         Richard Shore is Senior Vice President of Corporate Development and Tax
Affairs  for  Tele-  Media,   Corporation  of  Delaware,   Inc.,  Pleasant  Gap,
Pennsylvania. Mr. Shore is a resident of State College, Pennsylvania.

         Donn  Wagner  is  President   of   Alleghenies   Analysis,   Boalsburg,
Pennsylvania. Mr. Wagner is a resident of Boalsburg, Pennsylvania.

         William Updegraff is the owner of Updegraff & Updegraff, an accounting firm located in State College, Pennsylvania. Mr. Updegraff is a resident of State College, Pennsylvania.

Meetings and Committees of the Board of Directors

         During 2002, the Company's Board of Directors held a total of eleven meetings and the Bank's Board of Directors also held a total of eleven meetings. No director attended fewer than 75% of the total meetings of the Company's Board of Directors and committees during the period of his service. In addition to other committees, as of December 31, 2002, the Company had a Nominating Committee, a Compensation Committee, and an Audit Committee.

         The Board of Directors of the Company acts as the Nominating Committee, which is not a standing committee. Nominations to the Board of Directors made by stockholders must be made in writing to the Secretary and received by the Company not less than 60 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the Company. Notice to the Company of such nominations must include certain information required pursuant to the Company's Bylaws. The Board of Directors acting as the Nominating Committee met one time during the 2002 fiscal year.

         The Compensation Committee is comprised of Directors Jaffe, Goodman, Malizia and McShea. This standing committee establishes the Bank's salary budget for approval by the Board of Directors. The Committee met two times during the 2002 fiscal year.

         The Audit Committee is comprised of Directors Musso (Chairman), Jaffe, Goodman, Malizia and McShea. The Audit Committee is a standing committee and is responsible for developing and maintaining the Company's audit program. The Audit Committee meets with the Company's independent accountants to discuss the results of the annual audit and any related matters.

         The Common Stock is not traded on an exchange or on Nasdaq and accordingly, the Audit Committee is not required to have a written charter. The Audit Committee met two times during the fiscal year ended December 31, 2002.

         Audit Committee Report

         Review of Audited Financial Statements with Management.

         The Audit Committee reviewed and discussed the audited financial statements for the year ended December 31, 2002 with the management of the Company.

         Review of Financial Statements and Other Matters with Independent Accountant.

         The Audit Committee discussed with S. R. Snodgrass, A.C. ("Snodgrass") the Company's independent accountants, the matters required to be discussed by the statement on Auditing Standards No. 61 (Communications with Audit Committees), as may be modified or supplemented. The Audit Committee has received the written disclosures and the letter from Snodgrass required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with Snodgrass its independence.

         Recommendation that Financial Statements be Included in Annual Report.

         Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

         Audit Committee:

         The Audit Committee consists of independent members of the Board of Directors, and under new SEC regulations, which will become applicable to the Company next year, the Board believes that the Chairman qualifies as an Audit Committee Financial Expert.

                  Donald J. Musso, Chairman
                  William A. Jaffe
                  David K. Goodman, Jr.
                  Samuel J. Malizia
                  J. Garry McShea

Audit Fees

         The aggregate fees billed by Snodgrass for professional services rendered for the audit of the Company's consolidated annual financial statements for the 2002 fiscal year and the reviews of the financial statements included in the Company's quarterly reports on Forms 10-QSB were approximately $38,900.

All Other Fees

         The aggregate fees billed by Snodgrass to the Company and its consolidated subsidiaries for all other services other than those covered under "Audit Fees" for the 2002 fiscal year were approximately $35,900.

         The Audit Committee considered whether the provision of the non-audit services listed under "All Other Fees" above was compatible with maintaining Snodgrass' independence.

--------------------------------------------------------------------------------
                   DIRECTOR AND EXECUTIVE OFFICER COMPENSATION
--------------------------------------------------------------------------------

Director Compensation

         Directors and advisory directors received no cash compensation for their services since the incorporation of the Company in 1997 through June 30, 2002. Effective July 1, 2002, directors have been paid an annual retainer of $10,000 per year plus $100 for each committee meeting attended. The Bank paid a total of $36,167 in directors' fees for the year ended December 31, 2002. The Company does not pay any additional compensation for membership on its Board of Directors.

Option Plan

         Under the 1998 stock option plan, as amended (the "Option Plan"), which was approved by shareholders on May 24, 1999, each director was granted stock options. During fiscal 2001, under the Option Plan, each non-employee director was awarded additional stock options to purchase 8,910 shares of Common Stock, exercisable at the rate of 25% per year beginning on October 25, 2001. Messrs. Richards, Barrickman and Arrington were each granted stock options to purchase 16,500 shares of Common Stock, exercisable at the rate of 20% per year beginning on October 25, 2001.

Executive Officer Compensation

         The Company has no full time employees, but relies on the employees of the Bank for the limited services. All compensation paid to officers and employees is paid by the Bank.

         Summary Compensation Table. The following table sets forth the cash and non-cash compensation awarded to or earned by the chief executive officer and each executive officer of the Company who received total cash compensation in excess of $100,000. No other executive officer of either the Bank or the Company had a salary and bonus that exceeded $100,000 for services rendered for the years presented.

                                                                              Long Term
                                                   Annual Compensation   Compensation Awards
                                                   -------------------   -------------------
                                                                             Securities
                 Name and                Fiscal                              Underlying
            Principal Position            Year   Salary($)    Bonus($)     Options(#)(1)
            ------------------            ----   ---------    --------     -------------

David Z. Richards, Jr.                    2002    118,000     56,875              --
President and Chief Executive Officer     2001    112,500     40,725          16,500
                                          2000    105,000     24,675             558

Richard C. Barrickman                     2002     83,250     40,216              --
Senior Vice President                     2001     80,000     28,000          16,500
                                          2000     75,000     17,625             527

John E. Arrington                         2002     70,000     33,740              --
Vice President                            2001     65,000     23,530          16,500
                                          2000     60,000     14,100             527

-----------------------
(1)  See "-- Stock Awards."

         Employment Agreement. The Bank and the Company entered into separate employment agreements with Messrs. Richards, Barrickman and Arrington, respectively (the "Agreements"). The Agreements each have a term of three, two and one years, respectively, and may be renewed annually by the Board of Directors upon a determination of satisfactory performance within the Board's sole discretion. If Messrs. Richards, Barrickman and Arrington should become disabled during the term of the Agreements, each shall continue to receive payment of 80% of the base salary for a period of 3 months and 50% of such base salary for a period of 12 months, but not exceeding the remaining term of the Agreements. Such payments shall be reduced by any other benefit payments made under other disability programs in effect for the Bank's employees. Under the Agreements, Messrs. Richards, Barrickman and Arrington may be terminated for "just cause" as defined in the Agreements. If Messrs. Richards, Barrickman or Arrington are terminated without just cause, each will be entitled to a continuation of his salary from the date of termination through the remaining term of his agreement. The Agreements contain a provision stating that in the event of the termination of employment in connection with a change in control of the Company or Bank, Messrs. Richards, Barrickman and Arrington will be paid a lump sum amount equal to 2.99, two, and one times, respectively, their five year average annual taxable compensation. If such payments had been made under the Agreements as of December 31, 2002, such payments for Messrs. Richards, Barrickman and Arrington would have equaled approximately $350,800, $182,200, and $73,100, respectively.

         Stock Awards. The following tables set forth information concerning previously awarded stock options pursuant to the Option Plan to the named executive officers in the Summary Compensation Table and the year end value of such outstanding options. No stock appreciation rights are authorized under the Option Plan. The awards (including the exercise prices and estimated prices) in the tables below were adjusted for the 20% stock dividend issued on February 15, 2003.

                  Aggregated Option Exercises in Last Fiscal Year, and FY-End Option Values
                  -------------------------------------------------------------------------

                                                                 Number of Securities
                                                                Underlying Unexercised         Value of Unexercised
                                                                      Options at               In-The-Money Options
                           Shares Acquired        Value               FY-End(#)                    at FY-End($)
          Name             on Exercise(#)      Realized($)    Exercisable/Unexercisable    Exercisable/Unexercisable(1)
          ----             --------------      -----------    -------------------------    ----------------------------
David Z. Richards, Jr.             --               --               29,040/--(1)                    199,214/--
                                   --               --                 417/141(2)                   3,077/1,041
                                   --               --             6,600/9,900(3)                  44,484/66,726

Richard C. Barrickman              --               --               10,164/--(1)                     69,725/--
                                   --               --                 393/134(2)                     2,900/989
                                   --               --             6,600/9,900(3)                  44,484/66,726

John E. Arrington                  --               --                8,712/--(1)                     59,764/--
                                   --               --                 393/134(2)                     2,900/989
                                   --               --             6,600/9,900(3)                  44,484/66,726


----------------------
(1) Based upon an exercise price of $6.89 per share and estimated price of $13.75 at December 31, 2002.
(2) Based upon an exercise price of $6.37 per share and estimated price of $13.75 at December 31, 2002.
(3) Based upon an exercise price of $7.01 per share and estimated price of $13.75 at December 31, 2002.

--------------------------------------------------------------------------------
             PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF ACCOUNTANTS
--------------------------------------------------------------------------------

         Snodgrass was the Company's independent public accountants for the fiscal year ending December 31, 2002. The Board of Directors has appointed Snodgrass to be its accountants for the fiscal year ending December 31, 2003, subject to ratification by the Company's stockholders. A representative of Snodgrass is expected to be present at the Meeting to respond to stockholders' questions and will have the opportunity to make a statement if the representative so desires.

         Ratification of the appointment of the accountants requires the affirmative vote of a majority of the votes cast by the stockholders of the Company at the Meeting. The Board of Directors recommends that stockholders vote "FOR" the ratification of the appointment of Snodgrass as the Company's accountants for the fiscal year ending December 31, 2003.

--------------------------------------------------------------------------------
                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
--------------------------------------------------------------------------------

         The Bank, like many financial institutions, has followed a policy of granting various types of loans to officers, directors, and employees. The loans have been made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the Bank's other customers, and do not involve more than the normal risk of collectibility, or present other unfavorable features.

--------------------------------------------------------------------------------
                      ANNUAL MEETING STOCKHOLDER PROPOSALS
--------------------------------------------------------------------------------

         In order to be considered for inclusion in the Company's proxy statement for the annual meeting of stockholders to be held in 2004, all stockholder proposals must be submitted to the Secretary at the Company's office, 116 East College Avenue, State College, Pennsylvania 16801 on or before December 17, 2003. Under the Articles of Incorporation, in order to be considered for possible action by stockholders at the 2004 annual meeting of stockholders, stockholder nominations for director and stockholder proposals not included in the Company's proxy statement must be submitted to the Secretary of the Company, at the address set forth above, no later than March 17, 2004.

--------------------------------------------------------------------------------
                                  OTHER MATTERS
--------------------------------------------------------------------------------

         The  cost of  soliciting  proxies  will be borne  by the  Company.  The
Company will reimburse brokerage firms and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers, and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation.

--------------------------------------------------------------------------------
                                   FORM 10-KSB
--------------------------------------------------------------------------------

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002 WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE SECRETARY, NITTANY FINANCIAL CORP., 116 EAST COLLEGE AVENUE, STATE COLLEGE, PENNSYLVANIA 16801.


                                              BY ORDER OF THE BOARD OF DIRECTORS



                                              /s/William A. Jaffe
                                              ----------------------------------
                                              William A. Jaffe
                                              Secretary

State College, Pennsylvania
April 25, 2003

--------------------------------------------------------------------------------
                             NITTANY FINANCIAL CORP.
                             116 EAST COLLEGE AVENUE
                        STATE COLLEGE, PENNSYLVANIA 16801
--------------------------------------------------------------------------------
                         ANNUAL MEETING OF STOCKHOLDERS
                                  May 23, 2003
--------------------------------------------------------------------------------

         The undersigned hereby appoints the Board of Directors of Nittany Financial Corp. (the "Company"), or its designee, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting"), to be held at Nittany Bank's operations center, located at 2541 East College Avenue, State College, Pennsylvania, on Friday, May 23, 2003, at 10:00 a.m., local time and at any and all adjournments thereof, in the following manner:


                                                      FOR   WITHHELD
                                                      ---   --------

1.       The election as directors of the nominees    |_|     |_|
         listed below (except as marked to the
         contrary below):

         J. Garry McShea
         D. Michael Taylor

         (Instructions: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below):

         -----------------------------------------------------------------------


                                                      FOR   AGAINST   ABSTAIN
                                                      ---   -------   -------

2.       To ratify the appointment of
         S.R. Snodgrass, A.C. as independent
         auditors of the Company for the
         fiscal year ending December 31, 2003.        |_|     |_|      [_]

         The  Board of  Directors  recommends  a vote  "FOR"  the  above  listed
         propositions.                                  ---


--------------------------------------------------------------------------------
THIS SIGNED PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS SIGNED PROXY WILL BE VOTED FOR THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS SIGNED PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
--------------------------------------------------------------------------------

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         Should the undersigned be present and elect to vote at the Meeting, or at any adjournments thereof, and after notification to the Secretary of the Company at the Meeting of the Stockholder's decision to terminate this Proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this Proxy by filing a subsequently dated Proxy or by written notification to the Secretary of the Company of his or her decision to terminate this Proxy.

         The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders, a Proxy Statement dated April 25, 2003 and the 2002 Annual Report.



Please check the box if you are planning to attend the Meeting in person   |_|


Dated:                              , 2003
       -----------------------------




----------------------------------------    ------------------------------------
PRINT NAME OF STOCKHOLDER                   PRINT NAME OF STOCKHOLDER


----------------------------------------    ------------------------------------
SIGNATURE OF STOCKHOLDER                    SIGNATURE OF STOCKHOLDER


Please sign exactly as your name appears on this Proxy. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If shares are held jointly, each holder should sign.


--------------------------------------------------------------------------------
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.
--------------------------------------------------------------------------------